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                                                                   EXHIBIT 10.8


                                  TUDOR TRUST
                       450 No. Roxbury Drive, 4th Floor
                            Beverly Hills, CA 90210
                            Telephone: 212/475-4791
                          E-Mail: JNeuman751@aol.com

                               November 30, 1998


Xyvision, Inc.
30 New Crossing Road
Reading, MA 01867



Ladies and Gentlemen:

     This letter will set forth our agreement with respect to the making of additional loans by Tudor Trust ("Tudor") to Xyvision, Inc. ("Xyvision").

1. Xyvision is indebted to Tudor in the principal amount of $13,500,000. Tudor shall loan to Xyvision an additional $600,000 (the "Loan"). The Loan shall be utilized to fund the payroll, accounts payable and other overhead expenses of Xyvision for the period through December 18, 1998. The disbursement of the Loan shall be made to Xyvision on behalf of Tudor by Braverman, Codron & Co. in increments upon instructions to them by Jeffrey L. Neuman or his counsel, Roger C. Cohen.

2. The Board of Directors of Xyvision has preliminarily approved a restructuring plan as described in the November 17, 1998 memorandum of Hale and Dorr to the Board of Directors of Xyvision (the "Plan") involving, among other elements, the transfer of its publishing software business assets to a new subsidiary ("NewCo"). An element of the Plan is the provision of a line of credit by Tudor to NewCo of a mutually agreed upon amount (the "NewCo Line of Credit").

3. Provided that the Plan is consummated in substantially its present form by January 1, 1999, the Loan shall become a part of the NewCo Line of Credit. If the Plan is not consummated in substantially its present form by January 1, 1999, the Loan will thereafter be due upon demand.

4. The Loan, which shall be evidenced by a promissory note in the form attached hereto, will bear interest at eight percent per annum prior to any default and following any default will bear interest at 12 percent per annum. The Loan will be secured by a first lien on all of the assets of Xyvision and accordingly the Loan shall constitute an "Advance" under the Loan Agreement as amended and shall be deemed a part of the "Obligations" and the "Secured Obligations" under the Amended and Restated Security Agree ment and the Amended Assignment of Patents and Trademarks between Xyvision and Tudor pursuant to the provisions of, and as such documents are described in, the December 2, 1997 Agreement between Xyvision and Tudor. Following the consummation of the Plan, the Loan shall be secured solely by all of the assets of NewCo. Xyvision and Tudor shall execute such additional documents as counsel for either may determine are reasonably necessary to carry out the provisions of this paragraph.

5. Prior to any disbursement of the Loan proceeds, the Board of Directors of Xyvision shall approve the Loan


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     and the provisions of this letter agreement.

6. The provisions of this letter agreement shall be binding upon and inure to the benefit of Xyvision and Tudor and their respective successors and assigns.

7.   This letter agreement may be signed in counterparts by facsimile.

     If this letter correctly sets forth our agreement, please sign and return a copy hereof.

             Very truly yours,


              TUDOR TRUST


              By: /s/ Jeffrey L. Neuman
                  ---------------------

                   Trustee

Agreed this 30th day of November, 1998

XYVISION, INC.

By: /s/ Kevin J. Duffy
 ---------------------
    President


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                                PROMISSORY NOTE

$600,000

                                                              November 30, 1998



     Payment. The undersigned, Xyvision, Inc., a Delaware corporation, ("Maker"), hereby promises to pay on demand to the order of Tudor Trust ("Holder"), at c/o Braverman, Codron & Company, 450 N. Roxbury Drive, 4th Floor, Beverly Hills, CA 90210, the principal sum of Six Hundred Thousand Dollars ($600,000), or such lesser amount as may be borrowed hereunder by Maker, together with interest thereon at eight percent (8%) per annum. Notwithstanding the foregoing, the principal sum and accrued interest of this Promissory Note shall become a part of the loan to be made by Holder to a new subsidiary of Maker provided that the plan for the restructuring of Maker set forth in the memorandum of Hale and Dorr to the Board of Directors of Maker dated November 17, 1998 is consummated substantially in accordance with the provisions thereof on or before December 31, 1998. All payments shall be delivered to Holder at the address set forth above or at such other place as Holder shall hereafter designate in writing.

     Default Interest: Acceleration. Any amount of principal and/or interest which remains unpaid after the due date thereof shall thereafter bear default interest at the rate of twelve percent (12%) per annum until paid.

     Security. Maker's obligation to pay Holder under this Promissory Note is secured by a pledge of and security interest in all of the assets of Maker.

     Attorneys' Fees. Maker shall reimburse Holder for all costs and expenses, including reasonable attorneys' fees and court costs, incurred to enforce this Promissory Note.

     Waiver. Maker hereby waives presentment, demand for payment, protest for nonpayment, notice of dishonor, diligence in collection, and all other indulgences.

     General Provisions. This Promissory Note may not be amended, modified, or changed unless set forth in an instrument in writing and signed by Holder and Maker. Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned has duly executed this Promissory Note as of the day and year first above written.



             XYVISION, INC.



             By: /s/ Kevin J. Duffy
                 ---------------------
                 President



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